Exhibit 99.1

November 22, 2011

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Ladies and Gentlemen:

We hereby consent to the reference to our firm or to certain information that was published by us in IBIS World Industry Report 62399, published in August 2010, and IBIS World Industry Report 62322, published in May 2011 (collectively, “the Reports”) in the Registration Statement on Form S-l of Acadia Healthcare Company, Inc., (the “Company”), and any amendments thereto (the “Registration Statement”). We further consent to the inclusion of this consent as an exhibit to the Registration Statement.

Sincerely, IBIS World Inc.

By:	/s/ Austin Riley
Name:	Austin Riley
Title:	Client Relationship Manager

IBISWorld, Inc.

401 Wilshire Boulevard Suite 200 Santa Monica, CA 90401 T 800-330-3772 F 310-297-5444

40 Wall Street Suite 1506 New York, NY 10005 T 800-330-3772 F 201-221-7582

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